Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

MOORE STEPHENS

ELLIS FOSTER LTD.

CHARTERED ACCOUNTANTS

1650 West 1st Avenue

Vancouver, BC  Canada   V6J 1G1

Telephone:  (604) 737-8117  Facsimile: (604) 714-5916

Website:   www.ellisfoster.com

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of our report dated March 12, 2004, with respect to the financial statements, for the year ended December 31, 2003, included in the filing of the Registration Statement (Form S-8) of CYOP Systems International Incorporated.

Vancouver, B.C., Canada

”MOORE STEPHENS ELLIS FOSTER LTD.”

February 17, 2005

Chartered Accountants

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